UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 8, 2010
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-14471 (Commission File Number)	52-1574808 (IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
The Company Amends its Complaints against Mylan Inc. and Matrix Laboratories Ltd. and Barr Laboratories, Inc. and Teva Pharmaceuticals USA, Inc.
     On July 8, 2010, Medicis Pharmaceutical Corporation (the “Company”) amended its patent infringement complaint against Mylan Inc. and its majority owned subsidiary Matrix Laboratories Ltd. (together, “Matrix”) in the United States District Court for the District of Delaware relating to Matrix’s filing of an Abbreviated New Drug Application (“ANDA”) for generic SOLODYN® in its forms of 45mg, 90mg and 135mg strengths. On July 9, 2010, the Company amended its patent infringement complaint against Barr Laboratories, Inc. and its parent company Teva Pharmaceuticals USA, Inc. (together, “Barr”) in the United States District Court for the District of Maryland relating to Barr’s filing of an ANDA for generic SOLODYN® in its forms of 65mg and 115mg strengths. The Company amended the complaints to assert new claims 19, 21, 23, 25 and 27-34 included in the Reexamination Certificate received by the Company from the U.S. Patent and Trademark Office (“USPTO”) on June 1, 2010 in connection with the USPTO’s reexamination of U.S. Patent No. 5,908,838 (the “’838 Patent”) related to the Company’s acne medication SOLODYN®. The complaints seek an adjudication that Matrix and Barr have infringed one or more claims of the ’838 Patent, including the new claims, by submitting the ANDAs to the U.S. Food and Drug Administration.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medicis Pharmaceutical Corporation
Date: July 12, 2010	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, Chief Operating Officer, Acting General Counsel and Corporate Secretary